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                                                                 EXHIBIT 10(s)




                               FIRST AMENDMENT TO
                           J. ALEXANDER'S CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)


         WHEREAS, effective as of January 1, 1992, Volunteer Capital Corporation (which subsequently changed its name to J. Alexander's Corporation), a Tennessee corporation (the "Company"), established the Volunteer Capital Corporation Employee Stock Ownership Plan (the "Plan") to enable its eligible employees to share in the growth and prosperity of the Company; and

         WHEREAS, the name of the Plan was subsequently changed to be J. Alexander's Corporation Employee Stock Ownership Plan; and

         WHEREAS, effective as of January 1, 1997, the Plan was amended and restated to implement the "GUST" changes required as a result of Federal legislation and to make some of the changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

         WHEREAS, the Company has received a favorable determination letter from the Internal Revenue Service dated September 11, 2002 with respect to the 1997 Restatement (the "GUST" letter described in the preamble to the 1997 Restatement); and

         WHEREAS, the Company now intends to amend the Plan to comply with remaining changes required by EGTRRA that are not already incorporated in the 1997 Restatement; and

         WHEREAS, the Company intends that this First Amendment, together with the 1997 Restatement, shall constitute good faith compliance with EGTRRA and shall be construed in accordance with EGTRRA and guidance issued thereunder.

         NOW, THEREFORE, in consideration of the premises, effective as of January 1, 2002 (except for such other dates as may be noted for certain provisions), the Company hereby amends the 1997 Restatement of the Plan in the following respects:

         1. Section 2.1(r) is amended to provide as follows:

                  (r) Compensation. The total of all amounts paid for employment by the Employer to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes), such as salary, bonus, wage, commission, and overtime payments. Compensation shall not include any of the following (even if includible in gross income);

                           (i) reimbursements or other expense allowances and
                  moving expenses (including indemnity payments for loss on sale of an Employee's home);





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                           (ii) fringe benefits (cash and non-cash), deferred
                  compensation and welfare benefits; and

                           (iii) any contribution made under this Plan or any
                  other qualified retirement plan (except as provided below).

         Notwithstanding the foregoing, Compensation shall include (i) any salary reduction or other elective deferrals to the Savings Incentive Plan, (ii) salary reduction contributions or other elective deferrals under the Flexible Benefit Plan, (iii) any other amount that is contributed or deferred at the election of the Participant as described in Sections 125, 402(g)(3) or 457 of the Code, and (iv) elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.

         Compensation in excess of the first $200,000 (as adjusted from time to time pursuant to section 401(a)(17)(B) of the Code) for any Participant shall not be taken into account.

         2. Section 2.1(jj) is amended to provide as follows:

                  (jj) Highly Compensated Employee: A Highly Compensated Employee for the purposes of determinations regarding the current Plan Year is any Employee who:

                           (1) was a 5-Percent Owner at any time during the Plan
                  Year or the preceding Plan Year; or

                           (2) received Section 415 Compensation from the
                  Employer in excess of $80,000 for the preceding Plan Year. The $80,000 amount is indexed and shall be adjusted pursuant to Treasury Regulations.

         Furthermore, solely for purposes of this Section 2.1(jj), "Employer" shall include any Affiliated Company.

         3. Section 2.1(mm) is amended to provide as follows:

                  (mm) Key Employee. Any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan year which includes the Determination Date, is--

                           (a) An officer of any Affiliated Company having
                  annual Section 415 Compensation greater than $130,000 (as adjusted pursuant to Section 416(i)(1) of the Code) for such Plan Year;

                           (b) A 5-percent Owner; or




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                           (c) a 1-percent Owner (defined as any person who
                  would be a 5-percent Owner if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in
                  Section 2.1(ff) having annual Section 415 Compensation of more than $150,000.

         For purposes of determining the number of officers taken into account pursuant to Treasury Regulation Section 1.416-1, employees described in
         Section 414(q)(5) of the Code shall be excluded.

         4. Section 2.1(yy) is amended to provide as follows:

                  (yy) Section 415 Compensation. The total "wages" paid for employment by the Employer (and all Affiliated Companies) to or for the benefit of a Participant during the Plan year (as shown on the Form W-2 filed for federal income tax purposes). For purposes of this determination, "wages" shall mean wages as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, and all other payments of compensation to the Employee by the Employer for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and excluding from wages amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code. The term "Section 415 Compensation" shall include (i) salary reductions or elective deferrals to the Savings Incentive Plan,
         (ii) salary reduction contributions or other elective deferrals under the Flexible Benefit Plan, (iii) any other amount that is contributed or deferred at the election of the Employee as described in Sections 125, 402(g)(3) or 457 of the Code, and (iv) elective amounts that are not includible in the gross income of the Employee under Section 132(f)(4) of the Code.

         5. Section 13.2(b)(iii) is amended to provide as follows:

                  (iii) any distributions to such participant or his Beneficiary made within the Plan Year that includes the Determination Date and any distributions made for a reason other than separation from service, death, or disability, with the four (4) preceding Plan Years (including in both cases distributions under a terminated plan which, if it had continued in existence, would be part of a Required Aggregation Group);





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         6. Section 13.3(c)(i) is amended to provide as follows:

                  (i) The Interest or accrued benefit of an individual shall not be taken into account if that individual did not perform any services for the Employer at any time during the one-year period ending on the Determination Date.


         IN WITNESS WHEREOF, J. Alexander's Corporation has caused this First Amendment to the 1997 Restatement of the Plan to be executed this 31st day of December, 2002, effective as of January 1, 2002 (except for such other dates as may be herein noted), by its duly authorized officers.


                                         J. ALEXANDER'S CORPORATION


                                         By /s/ Mark A. Parkey
                                            ---------------------------------
                                         Title: Vice President/Controller
                                               ------------------------------


ATTEST:

/s/ Ruth A. Tidwell
------------------------





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